                                                                   Exhibit 10.1


                                 DATASCOPE CORP.
                           2005 EQUITY INCENTIVE PLAN

                        RESTRICTED SHARES AWARD AGREEMENT


                  THIS RESTRICTED SHARES AWARD AGREEMENT (the "Agreement"), dated as of [date] (the "Date of Grant"), is made by and between Datascope Corp. (the "Company"), and [participant] (the "Participant").

                  WHEREAS, the Company has duly adopted the 2005 Equity Incentive Plan (the "Plan");

                  WHEREAS, in accordance with the Plan, the Committee (as such term is defined in the Plan) has adopted a resolution granting the Participant an award under the Plan on the terms and conditions set forth in this Agreement and in the Plan.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Restricted Shares Award.

                  (a) The Award. Subject to the provisions of this Agreement and to the provisions of the Plan, the Company hereby agrees to grant to the Participant, on the Date of Grant, [number of shares] shares of Common Stock, par value $.01 (the "Restricted Shares" or the "Award"). The Award is subject to the transfer and forfeiture restrictions described herein and in the Plan and shall vest and become nonforfeitable in accordance with Section 2 hereof.

                  (b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

         2. Terms and Conditions.

                  (a) Payment of Par Value. The Participant on the date hereof shall pay an amount of $.01 per Restricted Share to the Company. The Participant hereby acknowledges and agrees that such amount shall not be repaid in the event that the Award is forfeited pursuant to the provisions hereof.

                  (b) Vesting. Contingent upon the Participant's continued employment with the Company or its Subsidiaries, the restrictions on the Award shall lapse and the Award shall vest and become non-forfeitable on [vesting date]. In addition, in the event of a Change in Control while the Participant is employed by the Company or its Subsidiaries, the restrictions on the Award shall lapse and the Award shall vest and become non-forfeitable.

                  When the Award becomes vested, the Company shall promptly issue and deliver to the Participant, in exchange for the then issued stock certificate, a new stock certificate registered in the name of the Participant for such shares that are the subject of the Award without the legend set forth in Section 3 hereof.

                  (c) Termination. If the Award has not vested as of the date of the Participant's termination of employment with the Company or its Subsidiaries, it shall be forfeited as of the date of such termination without any further consideration being due or owing to the Participant in respect of such Award. However, the Committee may, in its sole discretion, at any time fully vest all or any portion of the Award.

         3. Certificates.

         The certificates evidencing the Restricted Shares, and a stock power executed by the Participant in blank with respect hereto in the form annexed hereto as Exhibit A, shall be deposited with an escrow agent designated by the Committee, which may be the Company (the "Escrow Agent") until such time as either (i) any such Restricted Shares are forfeited in accordance with Section 2 hereof, or (ii) the restrictions on any such Restricted Shares lapse in accordance with Section 2 hereof, in which case any such shares shall be delivered to the Participant in accordance with, and subject to the limitations of, Section 4 hereof. The period during which any of the Restricted Shares are held by the Escrow Agent in accordance with the preceding sentence is referred to herein as the "Restricted Period" with respect to such Restricted Shares. The Committee shall cause the Escrow Agent to issue to the Participant a receipt evidencing the stock certificates held by the Escrow Agent registered in the name of the Participant. Each such certificate shall bear the following legend until the lapse of the Restricted Period with respect to the Restricted Shares represented by such certificate:

                  Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Datascope Corp. 2005 Equity Incentive Plan and the Restricted Shares Award Agreement, effective [date] between Datascope Corp. and the Participant. Copies of the Agreement and Plan are on file at the offices of Datascope Corp.

         4. Ownership Rights.

         Subject to the restrictions set forth in this Agreement, from and after the date that the restrictions lapse pursuant to Section 2 of this Agreement, the Participant shall possess all incidents of ownership of the Restricted Shares granted hereunder, including the right to receive dividends or distributions in cash or in kind with respect to such Restricted Shares and the right to vote such Restricted Shares. If any dividends or distributions are made in-kind in respect of Restricted Shares prior to the lapse of the restrictions relating to any Restricted Shares granted hereunder, any such dividends or distributions made in respect of Restricted Shares as to which the restrictions have not lapsed shall be paid to the Participant as and when, and if the restrictions on such Restricted Shares lapse and such Restricted Shares become vested and non-forfeitable. If any dividends or distributions are made in cash in respect of Restricted Shares prior to the lapse of the restrictions relating to any Restricted Shares granted hereunder, any such dividends or distributions made in respect of Restricted Shares as to which the restrictions have not lapsed shall be paid to the Participant on the payment date for such dividend or distribution, but not later than the later of (i) the end of the calendar year in which such dividends or distributions are paid to other holders of Common Stock or (ii) the 15th day of the third month following the date on which dividends or distributions are paid to other holders of Common Stock.

         5. Changes in Capital Structure.

         Subject to the applicable section of the Plan related to changes in capital structure, the Award shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number or kind of Common Stock or other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan, or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of
(x) any stock dividends, stock splits, combination or exchange of shares, recapitalization or other change in capital structure, (y) any mergers, consolidations, spin-offs, spin-outs, split-offs, split-ups, reorganizations, partial or complete liquidations or other distributions of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or
(z) any other corporate transaction or event having an effect similar to any of the foregoing, or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Award and/or the Plan, to the end that after such event the Participant's proportionate interest shall be maintained as before the occurrence of such event.

         6. Nontransferability.

         No Restricted Shares may at any time prior to becoming vested pursuant to Section 2 hereof be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant except in accordance with the applicable provisions of this Agreement and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

         7. Other Restrictions.

         Notwithstanding any provision of this Agreement or the Plan to the contrary, the grant of Restricted Shares shall not be effective prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Restricted Shares to listing on the stock exchange on which Common Stock may be listed, and (iii) the completion of any registration or other qualification of such Restricted Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         8. Taxation, Withholding; 83(b) Election.

         The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company upon the vesting of Restricted Shares (or such later date as may be applicable under Section 83 of the Code), or other settlement in respect of, the Restricted Shares of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes. Notwithstanding the foregoing, the Participant may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Shares and, if he does so, he shall timely notify the Company of such election and send the Company a copy thereof. The Participant shall be solely responsible for properly and timely completing and filing any such election.

         9. No Effect on Employment. Neither this Agreement nor the Award granted hereunder shall confer upon the Participant any right to, or impose upon the Participant any obligation of, continued employment with the Company and shall not in any way modify or restrict any right the Company may otherwise have to terminate such employment.

         10. Notices. Any notice hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telecopy, or certified or registered mail, postage prepaid, as follows:

         If to the Company:

                 Datascope Corp.
                 14 Philips Parkway
                 Montvale, NJ 07645
                 Attention:  Chief Executive Officer

                 If to the Participant, to the address set forth on the signature page hereto or at any other address as any party shall have specified by notice in writing to the other party.

         11. Miscellaneous. This Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and Participant. In the event that any provision of this Agreement shall conflict with any provision of the Plan, the provision of the Plan shall control, except to the extent that the same would violate applicable law.

                  (a) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant and his heirs and personal representatives.

                  (b) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  (c) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

                  (d) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

                  (e) This Agreement shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the internal laws of such state without regard to the principles of conflicts of law.

                            [Signature page follows]

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties, effective as of the day and year first written above.



                                  DATASCOPE CORP.


                                   By:________________________________
                                      Name:
                                      Title:




                                  By:________________________________
                                       [participant]

                                   Address:___________________________

                                   ----------------------------------

                                   ----------------------------------

                                    EXHIBIT A

                                   STOCK POWER



         For value received, I hereby sell, assign and transfer unto _________________________ ______ shares of the Common Stock of Datascope Corp. standing in my name on the books of such Company represented by Certificate(s) Number(s) _________________ herewith, and do hereby irrevocably constitute and appoint ____________________ attorney to transfer the such stock on the books of such Company with full powers of substitution in the premises.


         Date:__________________________________

         Printed Name:__________________________

         Signature:_____________________________

         Witness Signature:_____________________